UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2007

VENOCO, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 8, 2007, the board of directors of Venoco, Inc. elected Dr. M.W. Scoggins and Mr. Richard Walker as directors. Dr. Scoggins is the President of the Colorado School of Mines. Mr. Walker is an Executive Vice President and Managing Director of DHR International, a global executive search firm. Dr. Scoggins will serve on the corporate governance/nominating committee of the company’s board and Mr. Walker will serve on the audit committee. Venoco granted each of the new directors options to purchase 45,000 shares of the company’s common stock at an exercise price of $19.14 per share. The grant was made pursuant to the company’s 2005 stock incentive plan and will be subject to the terms of the company’s standard non-qualified option agreement under that plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2007

VENOCO, INC.

By:	/s/ William Schneider
Name:	William Schneider
Title:	President